Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of April 18, 2012, among MGM Resorts International (f/k/a MGM MIRAGE), a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto (the “Subsidiary Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”). Capitalized terms used herein have the meanings ascribed thereto in the Indenture (as defined below) unless defined herein.

W I T N E S S E T H

WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 19, 2009, providing for the issuance of $650 million aggregate principal amount of 10.375% Senior Secured Notes due 2014 and $850 million aggregate principal amount of 11.125% Senior Secured Notes due 2017 (collectively, the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Indenture and the Notes may be amended or supplemented in the manner contemplated by Article I hereof with the consent of the Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the then outstanding Notes;

WHEREAS, the Company solicited, and has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated April 11, 2012 (the “Consent Solicitation Statement”), from Holders representing at least a majority in aggregate principal amount of its outstanding Notes to the amendment contemplated hereby;

WHEREAS, it is provided in Section 9.03 of the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder; and

WHEREAS, the Company and the Subsidiary Guarantors desire to execute this First Supplemental Indenture embodying the modifications of the Indenture made and approved as aforesaid and have requested the Trustee to execute this First Supplemental Indenture pursuant to Section 9.02 of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

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ARTICLE I

AMENDMENT TO INDENTURE

Section 1.01 of the Indenture is hereby amended by deleting in its entirety the definition of the term “Change of Control” set forth therein and replacing it with the following:

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transaction, of all or substantially all of the assets and properties of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Tracinda and its Affiliates;

(b) the adoption of a plan relating to the liquidation or dissolution of either the Company or any successor thereto;

(c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (i) any “person” (as defined in clause (a) above), other than Tracinda and any of its Affiliates, becomes the Beneficial Owner directly or indirectly, of more than 35% of the outstanding Voting Stock of the Company, measured by voting power rather than number of Equity Interests, and (ii) Tracinda does not own a greater percentage of the outstanding Voting Stock of the Company than the percentage of the outstanding Voting Stock of the Company owned by such “person”, measured by voting power rather than number of Equity Interests, and does not by contract or otherwise possess the power to vote or direct the voting of the amount of Voting Stock necessary to elect a majority of the Board of Directors;

(d) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;  or

(e) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets and properties to any Person, or any Person consolidates with, or mergers with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

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ARTICLE II

CONDITIONS; EFFECTIVENESS

This First Supplemental Indenture shall become effective upon its execution and delivery by the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE III

MISCELLANEOUS

Section 3.01. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

Section 3.02. GOVERNING LAW. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of Nevada but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the state of Nevada in any action or proceeding arising out of or relating to this First Supplemental Indenture.

Section 3.03. SUCCESSORS. All agreements of the Company and each Subsidiary Guarantor in this First Supplemental Indenture shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 3.04. SEVERABILITY. In case any one or more of the provisions in this First Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.05. HEADINGS.   The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

MGM RESORTS INTERNATIONAL

By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Executive Vice President,
General Counsel and Secretary

1.	350 LEASING COMPANY I, LLC, a Nevada limited liability company
2.	350 LEASING COMPANY II, LLC, a Nevada limited liability company
3.	450 LEASING COMPANY I, LLC, a Nevada limited liability company
4.	550 LEASING COMPANY I, LLC, a Nevada limited liability company
5.	550 LEASING COMPANY II, LLC, a Nevada limited liability company
6.	AC HOLDING CORP., a Nevada corporation
7.	AC HOLDING CORP. II, a Nevada corporation
8.	ARIA RESORT & CASINO, LLC, a Nevada limited liability company
9.	BEAU RIVAGE RESORTS, INC., a Mississippi corporation
10.	BELLAGIO, LLC, a Nevada limited liability company
11.	BUNGALOW, INC., a Mississippi corporation
12.	CIRCUS CIRCUS CASINOS, INC., a Nevada corporation
13.	CITYCENTER FACILITIES MANAGEMENT, LLC, a Nevada limited liability company
14.	CITYCENTER REALTY CORPORATION, a Nevada corporation
15.	DESTRON, INC., a Nevada corporation
16.	DIAMOND GOLD, INC., a Nevada corporation
17.	GALLEON, INC., a Nevada corporation
18.	GOLD STRIKE FUEL COMPANY, LLC, a Nevada limited liability company
19.	GOLD STRIKE L.V., a Nevada partnership
By: Diamond Gold Inc., a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
20.	GRAND LAUNDRY, INC., a Nevada corporation
21.	IKM MGM MANAGEMENT, LLC, a Nevada limited liability company
22.	IKM MGM, LLC, a Nevada limited liability company
23.	JEAN DEVELOPMENT COMPANY, LLC, a Nevada limited liability company
24.	JEAN DEVELOPMENT NORTH, LLC, a Nevada limited liability company
25.	JEAN DEVELOPMENT WEST, LLC, a Nevada limited liability company
26.	JEAN FUEL COMPANY WEST, LLC, a Nevada limited liability company
27.	LV CONCRETE CORP., a Nevada corporation
28.	M.I.R. TRAVEL, a Nevada corporation
29.	M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation
30.	MAC, CORP., a New Jersey corporation
31.	MANDALAY CORP., a Nevada corporation
32.	MANDALAY EMPLOYMENT, LLC, a Nevada limited liability company
33.	MANDALAY MARKETING AND EVENTS, a Nevada corporation
34.	MANDALAY PLACE, a Nevada corporation
35.	MANDALAY RESORT GROUP, a Nevada corporation
36.	METROPOLITAN MARKETING, LLC, a Nevada limited liability company
37.	MGM BRIMFIELD, LLC, a Massachusetts limited liability company
38.	MGM GRAND ATLANTIC CITY, INC., a New Jersey corporation
39.	MGM GRAND CONDOMINIUMS, LLC, a Nevada limited liability company
40.	MGM GRAND CONDOMINIUMS II, LLC, a Nevada limited liability company
41.	MGM GRAND CONDOMINIUMS III, LLC, a Nevada limited liability company
42.	MGM GRAND CONDOMINIUMS EAST-TOWER I, LLC, a Nevada limited liability company

43.	MGM GRAND DETROIT, INC., a Delaware corporation
44.	MGM GRAND HOTEL, LLC, a Nevada limited liability company
45.	MGM RESORTS ADVERTISING, INC., a Nevada corporation
46.	MGM RESORTS AIRCRAFT HOLDINGS, LLC, a Nevada limited liability company
47.	MGM RESORTS AVIATION CORP., a Nevada corporation
48.	MGM RESORTS CORPORATE SERVICES, a Nevada corporation
49.	MGM RESORTS DEVELOPMENT LLC, a Nevada limited liability company
50.	MGM RESORTS INTERNATIONAL DESIGN, a Nevada corporation
51.	MGM RESORTS INTERNATIONAL GLOBAL GAMING DEVELOPMENT, LLC, a Nevada limited liability company
52.	MGM RESORTS ENTERTAINMENT AND SPORTS, a Nevada corporation
53.	MGM HOSPITALITY, LLC, a Nevada limited liability company
54.	MGM INTERNATIONAL, LLC, a Nevada limited liability company
55.	MGM RESORTS INTERNATIONAL MARKETING, INC., a Nevada corporation
56.	MGM RESORTS LAKE CHARLES, LLC, a Louisiana limited liability company
57.	MGM RESORTS LAND HOLDINGS, LLC, a Nevada limited liability company
58.	MGM RESORTS MANAGEMENT AND TECHNICAL SERVICES, LLC, a Nevada limited liability company
59.	MGM RESORTS MANUFACTURING CORP., a Nevada corporation
60.	MGM RESORTS MISSISSIPPI, INC., a Mississippi corporation
61.	MGM RESORTS ONLINE, LLC, a Nevada limited liability company
62.	MGM RESORTS INTERNATIONAL OPERATIONS, INC., a Nevada corporation
63.	MGM RESORTS RETAIL, a Nevada corporation
64.	MH, INC., a Nevada corporation
65.	MIRAGE LAUNDRY SERVICES CORP., a Nevada corporation
66.	MIRAGE LEASING CORP., a Nevada corporation
67.	MIRAGE RESORTS, INCORPORATED, a Nevada corporation
68.	MMNY LAND COMPANY, INC., a New York corporation
69.	MRGS, LLC, a Nevada limited liability company
70.	NEVADA LANDING PARTNERSHIP, an Illinois partnership
By: Diamond Gold Inc., a Nevada corporation, Partner
By: M.S.E. Investments, Incorporated, a Nevada corporation, Partner
71.	NEW CASTLE CORP., a Nevada corporation
72.	NEW PRMA LAS VEGAS, INC., a Nevada corporation
73.	NEW YORK-NEW YORK HOTEL & CASINO, LLC, a Nevada limited liability company
74.	NEW YORK-NEW YORK TOWER, LLC, a Nevada limited liability company
75.	OE PUB, LLC, a Nevada limited liability company
76.	PRMA LAND DEVELOPMENT COMPANY, a Nevada corporation
77.	PRMA, LLC, a Nevada limited liability company
78.	PROJECT CC, LLC, a Nevada limited liability company
79.	RAILROAD PASS INVESTMENT GROUP LLC, a Nevada limited liability company

80.	RAMPARTS, INC., a Nevada corporation
81.	SIGNATURE TOWER I, LLC, a Nevada limited liability company
82.	SIGNATURE TOWER 2, LLC, a Nevada limited liability company
83.	SIGNATURE TOWER 3, LLC, a Nevada limited liability company
84.	THE CRYSTALS AT CITYCENTER MANAGEMENT, LLC, a Nevada limited liability company
85.	THE SIGNATURE CONDOMINIUMS, LLC, a Nevada limited liability company
86.	THE MIRAGE CASINO-HOTEL, a Nevada corporation
87.	TOWER B, LLC, a Nevada limited liability company
88.	TOWER C, LLC, a Nevada limited liability company
89.	VDARA CONDO HOTEL, LLC, a Nevada limited liability company
90.	VENDIDO, LLC, a Nevada limited liability company
91.	VICTORIA PARTNERS, a Nevada partnership
By: MRGS LLC, a Nevada limited liability company, Partner
By: Gold Strike L.V., a Nevada partnership, Partner
92.	VIDIAD, a Nevada corporation
93.	VINTAGE LAND HOLDINGS, LLC, a Nevada limited liability company
94.	VINTAGE LAND HOLDINGS II, LLC, a Nevada limited liability company

[The remainder of this page is intentionally left blank.
Signature on the following page.]

By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Secretary or Attorney-in-Fact,
as applicable, of each of the foregoing

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Raymond Haverstock
Name: Raymond Haverstock
Title: Vice President